UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2022

AKERNA CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-39096	83-2242651
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1550 Larimer Street, #246, Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 932-6537

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	KERN	NASDAQ Capital Market
Warrants to purchase one share of Common Stock	KERNW	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

  Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Unit Offering

On June 30, 2022, Akerna Corp., a Delware corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with A.G.P./Alliance Global Partners (the “Underwriter”), in connection with a public offering (the “Offering”) of an aggregate of (i) 29,382,861 units of the Company consisting of 29,382,861 shares of common stock of the Company (“Common Stock”) together with Common Stock warrants (the “Common Warrants”) to purchase up to 29,382,861 shares of Common Stock and (ii) 14,095,400 pre-funded units, consisting of 14,095,400 pre-funded warrants (“Pre-Funded Warrants”), with each Pre-Funded Warrant exercisable for one share of Common Stock, together with Common Warrants to purchase up to 14,095,400 shares of Common Stock. The units were sold at a public offering price of $0.23 per unit and the pre-funded units were sold at a public offering price of $0.2299 per pre-funded unit. Each Share and each Pre-Funded Warrant was sold with an accompanying Common Warrant but were issued separately and are immediately tradeable separately upon issuance.

The Pre-Funded Warrants are immediately exercisable at a nominal exercise price of $0.0001 or on a cashless basis and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. The Common Warrants have an exercise price of $0.23 per share subject to certain adjustments, are immediately exercisable and will expire five years from the date of issuance.

The Pre-Funded Warrants were sold to purchasers whose purchase of shares of Common Stock in the Offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or at the election of the purchaser, 9.99%) of the Company’s outstanding Common Stock immediately following the consummation of the Offering, in lieu of shares of Common Stock. Each Pre-Funded Warrant represents the right to purchase one share of Common Stock at an exercise price of $0.0001 per share.

Pursuant to the Underwriting Agreement the Company have granted the Underwriter a 45-day option from June 30, 2022 to purchase from the Company (i) additional shares of Common Stock and/or (ii) Common Warrants and/or (iii) Pre-Funded Warrants, in any combination thereof, up to, and not to exceed, 13,043,478 shares of Common Stock or shares of Common Stock underlying Pre-Funded Warrants or Common Warrants, in the aggregate, solely to cover over-allotments, if any.

The Offering was made pursuant to a Registration Statement (No. 333-265641) on Form S-1 (the “Registration Statement”), which was filed by the Company with the Securities and Exchange Commission on June 15, 2022, amended on June 29, 2022, and declared effective on June 29, 2022 (the “Effective Date”), and a related registration statement filed pursuant to Rule 462 (No. 333-265941) promulgated under the Securities Act of 1933, as amended.  The Offering was made only by means of a prospectus forming a part of the Registration Statement.

Pursuant to the Underwriting Agreement, the Company, upon closing of the Offering, issued to the Underwriter warrants to purchase up to 2,173,913 shares of Common Stock (the “Underwriter Warrants” and, together with the Common Warrants and the Pre-Funded Warrants, the “Warrants”), which is 5.0% of the aggregate number of Shares and Shares issuable upon exercise of the Pre-Funded Warrants sold in the Offering. The Underwriter Warrants are exercisable at any time and from time to time, in whole or in part, commencing from six months after the Effective Date and ending five years from the Effective Date, at a price per share equal to $0.23, which is the public offering price per unit.

The Offering closed on July 5, 2022 and the Company received net proceeds of approximately $9.3 million after deducting underwriting discounts and commissions and estimated expenses payable by the Company associated with the Offering. The Company intends to use the net proceeds from the Offering for general corporate purposes, including servicing our ongoing debt obligations under our convertible notes, working capital, marketing, product development and capital expenditures.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.

The foregoing descriptions of the Underwriting Agreement, the Common Warrants, the Pre-Funded Warrants and the Underwriter Warrants are not complete and are qualified in their entirety by reference to the full text of the Underwriting Agreement and the forms of the Pre-Funded Warrant, the Common Warrant and the Underwriter Warrant, copies of which are filed as Exhibit 1.1, Exhibit 4.1, Exhibit 4.2 and Exhibit 4.3, respectively, and are incorporated by reference herein.

Amendment to Convertible Notes

On June 30, 2022, the Company and the holders of its senior convertible notes (“Senior Convertible Notes”) entered into amendment and waiver agreement pursuant to which the Company and the holders amended the Securities Purchase Agreement under which the holders purchased the Senior Convertible Notes to add covenants of the Company such that (a) the Company will be subject to a daily cash test beginning on July 1, 2022 of having an available cash balance of at least $7 million, which amount shall be reduced by $1 million on each of the dates at which the aggregate principal due upon the Convertible Notes is equal to or less than $14 million and $11 million, subject in all cases to a minimum of $5 million, and (b) the Company will establish and maintain bank accounts for each holder and deposit in such accounts an aggregate amount of $7 million with such amount to be released from the accounts only upon the written consent of such holder, provided that $1 million will automatically release from the accounts upon the occurrence of each of the dates at which the aggregate principal due upon the Convertible Notes is equal to or less than $14 million and $11 million, so long as no Equity Condition Failure then exists. Further the holders of the Convertible Notes waived provisions of the Senior Convertible Notes such that (i) no amortization payments are due and payable by the Company for any payments previously required to be made by the Company from July 1, 2022 through January 1, 2023, (ii) the holders of the Convertible Notes will not accelerate any previously deferred installment amounts under the Convertible Notes until January 1, 2023 and (iii) the terms of the Convertible Notes which would provide for reset of the conversion price of the Convertible Notes as a result of the issuance of securities under this prospectus and instead agree to a reset of the conversion price equal to a per share price of 135% of the per unit offering price in this offering, being $0.3105.

Item 3.03	Material Modifications to Rights of Security Holders.

The information in Item 1.01 is incorporated by reference into this Item 3.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 7, 2022, in consideration of Ms. Billingsley’s efforts in completing an equity raise for the Company and ongoing efforts in relation to the Company’s restructuring, the compensation committee of the board of directors of the Company restored Ms. Billingsley’s previously announced 25% reduction in base salary for the 2022 fiscal year, with the same effect as if the previous 25% reduction on May 27, 2022 had not occurred.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this report:

Exhibit Number	Description

1.1	Underwriting Agreement,dated with A.G.P./Alliance Global Partners (incorporated by reference from Exhibit 1.1 to our Form S-1/A, filed with the SEC on July 1, 2022)

4.1	Form of Pre-Funded Warrant issued on July 5, 2022 (incorporated by reference from Exhibit 4.10 to our Form S-1/A, filed with the SEC on June 29, 2022)

4.2	Form of Common Warrant issued on July 5, 2022 (incorporated by reference from Exhibit 4.9 to our Form S-1/A, filed with the SEC on July 1, 2022)

4.3	Form of Underwriter Warrant issued on July 5, 2020 (incorporated by reference from Exhibit 4.11 to our Form S-1/A, filed with the SEC on July 1, 2022)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: July 7, 2022	AKERNA CORP.

	By:	/s/ Jessica Billingsley
		Name:	Jessica Billingsley
		Title:	Chief Executive Officer

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